SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                August 6, 2004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission           (I.R.S. Employer
       Incorporation)                File No.           Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)




ITEM 5.  OTHER EVENTS.

     The following is an update of our operations as of the date of this
Report:

WASHINGTON COUNTY, COLORADO

     To date, we have processed 3D seismic over 71 square miles (approximately 43,000 acres) and have identified 135 Niobrara gas locations based on amplitude anomalies along with numerous "J" Sand structural features. Our total leasehold ownership in Washington County is approximately 260,000 acres. Thus far, we have drilled ten wells, some targeting the "J" Sand only and some targeting both horizons. We have three successful Niobrara wells, one "J" Sand well and one "D" Sand well. "J" Sand results have been disappointing and have caused us to conclude that the eastern half of our acreage position may not be prospective in the "J" Sand. Niobrara gas results have been significantly better and suggest confidence for all of the identified locations. Geologically, we expect the Niobrara to be prevalent across the majority of the leasehold position and should allow for a statistically similar relationship to the seismic that has already been processed and interpreted.

     Our second phase of 3D seismic should begin in late September or early October and will cover about 90 square miles (approximately 55,000 acres). Currently, three drilling rigs are operating full-time and we expect the drilling pace to accelerate because most of the wells will be drilled to the shallow Niobrara. At the present time, we intend to drill at least 12 wells per month.

FULLER RESERVOIR - FREMONT COUNTY, WYOMING

     To date we have drilled 18 wells. Eight are producing, three are being completed and seven are awaiting completion. Results have been mixed, with many wells producing as expected, while some have produced water despite substantial gas shows and favorable log characteristics. Additional testing is underway on individual sands and has slowed the rate at which production has increased. At the present time, two completion rigs are active full-time, but no new wells have been drilled for 30 days. Several new wells will be drilled offsetting wells with better results, but the pace of drilling has been scaled back until testing activity can support a more aggressive effort.

LARAMIE COUNTY, WYOMING

     We have drilled an unsuccessful down dip "J" Sand test offsetting our Wilhelm #1 well which is producing on our Tracy prospect acreage. We are currently evaluating the geology to determine whether additional wells should be drilled.

     We are also preparing to spud another "J" Sand test on the Trailblazer prospect acreage which is in close proximity to the Tracy prospect. This well will evaluate the "J" Sand that was encountered in the vertical section of the Gross #1 well and was significantly thicker than other wells in the immediate area.


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MOSSER DOME - YELLOWSTONE COUNTY, MONTANA

     We have drilled an initial test well and, based on the results of such test, we have decided to drill additional wells on our leasehold.

HOWARD RANCH - FREMONT COUNTY, WYOMING

     We will begin drilling a 15,000-foot test well later this month.
Drilling will probably take 60 to 75 days and will assist in the evaluation of our 5,000-acre leasehold. If the test well is successful, we will schedule more aggressive drilling activity in 2005.

     We are also participating in the Cabot Oil and Gas Gold Nugget project which is currently drilling and will evaluate acreage immediately to the west of our property. We have a 10% working interest in Cabot's 6,000 acre prospect.

VEGA UNIT - MESA COUNTY, COLORADO

     We are scheduled to recomplete four wells next week. New fracturing technology will play an important role in our plans for a continuous drilling program scheduled to begin in mid-2005.

WILLOW CREEK UNIT - MESA COUNTY, COLORADO

     Two new wells that are currently being drilled will play an important role in our plans for a continuous drilling program which should begin in mid-2005.

                                SOUTHEAST TEXAS

NEWTON FIELD - NEWTON COUNTY, TEXAS

     This field was part of our acquisition of Alpine Resources' properties at the end of June. We believe there is significant incremental potential in this field with many proven undeveloped and low-risk probable locations to be drilled. We are currently receiving drilling bids that will allow for one rig to drill full-time in the Newton Field. Initial drilling is scheduled for mid-September, and we expect to drill 12 to 15 wells over the next 12 months.

SOUTH ANGLETON FIELD - BRAZORIA COUNTY, TEXAS

     This field was also part of the Alpine transaction. We believe there are numerous high-volume gas well opportunities on undeveloped and proved undeveloped locations, and a drilling contractor has been retained. Drilling should be underway by mid-September. Five wells are planned at the present time.







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                              BLACK WARRIOR BASIN

DEERLICK CREEK FIELD - TUSCALOOSA COUNTY, ALABAMA

     Since the last operations update in May 2004, we have drilled eight new wells, most of which are producing as expected and delivering gas into the sales pipeline. Additional compression has been installed in the field to handle increased production.



                               GENERAL OVERVIEW

     As is evidenced by the information described above, our goal is to increase daily production and proven reserves at a significantly faster pace than in previous years. During the past several months, we have successfully dealt with many early operational and some geologic challenges to arrive at our current position. The timing of drilling activities and production increases should be more predictable in the future. Current production rates approximate 42,000 - 44,000 Mcf equivalents (MCFE) per day after the recently announced sale of certain non-strategic properties. We currently expect daily production rates to reach 55,000 - 60,000 MCFE by calendar year end. Total production for FY2005 should reach 19 - 21 Bcf equivalents (BCFE), compared with 7 BCFE in the previous fiscal year.

                             FUTURE ACTIVITIES UPDATE

     Whereas we earlier indicated plans to issue drilling activities updates on a monthly basis, we have determined that such a schedule is unrealistic. Our current plans call for the issuance of drilling activities updates on a periodic basis, with the specific timing of individual updates to be determined by the nature and timing of such activities.

     Forward-looking statements in this document are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, risks that are inherent in oil and gas exploration and development activities such as dry holes, finding water or other substances in formations that were expected to be commercially productive based upon available geological and engineering data, mechanical problems with equipment, etc., the costs of exploring and developing new oil and natural gas reserves, the price for which such reserves can be sold, environmental concerns affecting the drilling of oil and natural gas wells, as well as general market conditions, competition and pricing. The projections above pertaining to our expected production assume that we will achieve the results that we currently expect from our planned exploration and development activities based upon the data and the commodity pricing information that are available to us at the present time. It is possible that these projections may change as more data becomes available. Please refer to our Securities and Exchange Commission filings for additional information.




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                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  August 6, 2004                By: /s/ Roger A. Parker
                                         -------------------------------
                                         Roger A. Parker, President






































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